UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2008

IMARX THERAPEUTICS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33043	86-0974730
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 East River Road, Suite 200, Tucson, AZ	85718-5893
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 770-1259

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 27, 2008, pursuant to the recommendation of the Compensation Committee and approval of the Company’s Board of Directors, the Company entered into an amendment to the Executive Employment Agreement (the “Agreement”) with the Company’s President and CEO and principal executive officer, Mr. Bradford Zakes. Pursuant to the terms of the Agreement, the Company agreed to pay to Mr. Zakes a retention bonus in the amount of $290,000. In consideration for such payment, Mr. Zakes agreed to remain in the employ of the Company for a period of 12 months from the date of the Agreement. In the event that Mr. Zakes’ employment with the Company is terminated prior to the expiration of such 12-month period and such termination is not incident to a change-in-control, disability, death, or is not for good reason or is by the Company without cause, then Mr. Zakes is required to repay to the Company a ratable portion of the bonus. The Company will continue to pay Mr. Zakes an annual base salary of $275,000. Furthermore, Mr. Zakes is eligible to receive bonus awards aggregating up to 50% of his base salary.

The Agreement removes any obligation of the Company to make cash severance payments to Mr. Zakes or to pay on Mr. Zakes’ behalf any premiums for medical, dental and vision insurance coverage upon termination of his employment with the Company. Furthermore, if Mr. Zakes is terminated without cause or he resigns for good reason, Mr. Zakes will receive accelerated vesting for 12 months from the date of his termination of employment for all stock options granted by the Company to Mr. Zakes before or after the date of the Agreement, and extension of the option exercise period for an additional 12 months beyond the period set forth in the governing option documents for such exercise. Finally, in the event a change-in-control transaction occurs and Mr. Zakes’ employment is terminated in the 12-month period preceding or following the change-in-control by the Company without cause or by Mr. Zakes for good reason, 100% of Mr. Zakes’ unvested options shall automatically vest and the exercise period for all such options shall be extended an additional 12 months. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to Executive Employment Agreement dated as of June 27, 2008 by and between the Company and Bradford A. Zakes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2008

IMARX THERAPEUTICS, INC.

/s/ KEVIN ONTIVEROS
By:  Kevin Ontiveros
       Vice President, Legal Affairs, and
       General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 3 to Executive Employment Agreement dated as of June 27, 2008 by and between the Company and Bradford A. Zakes